                               CONSENT OF COUNSEL



         We hereby consent to the use of our name and to the references to our firm under the caption of "Legal Counsel" included in or made a part of the Registration Statement on Form N-1A, File No. 33-21489, filed under the Securities Act of 1933, as amended, of The Sessions Group.




                                             BAKER & HOSTETLER LLP

Columbus, Ohio
November 3, 1997